Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-274043) and on Form S-3/ASR (No. 333-281660) of Liberty Media Corporation of our report dated February 20, 2025, with respect to the consolidated financial statements of Live Nation Entertainment, Inc. incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Los Angeles, California
February 27, 2025